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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              __________________
                                  FORM 8-K/A



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported July 2, 1997)
                                                         -------------

                       U.S. Digital Communications, Inc.
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              (Exact Name of Registrant as Specified in Charter)

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
Nevada                                          0-21225                         52-2124492
-------                                         -------                         ----------
(State or Other                              Commission File                    (IRS Employer
Jurisdiction                                 Number)                            Identification
Incorporation                                                                   No.)

2 Wisconsin Circle, Chevy Chase, Maryland                                       20815
------------------------------------------                                      -----
(Address of Principal Executive Offices)                                      (Zip Code)


Registrant's telephone number, including area code (301) 961-1540
                                                    -------------


                                Not Applicable
          -----------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


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The text of this 8-K/A is identical to the one filed originally on July 2, 1997 except that the required financial statements have been added as Exhibit Nos.
99.2 and 99.3. This filing should be read in conjunction with the more extensive information provided in the Company's 10-K/A Amendment No. 2 for fiscal year 1997 concerning that year and subsequent events in fiscal year 1998.

Item 1.    CHANGES IN CONTROL OF REGISTRANT

On June 20, 1997, Jerome Greenberg, a shareholder and one of the founders of the Illinois company which was merged with the Registrant, agreed to contribute 90% of the shares of Common Stock of the Registrant he presently owns to the Registrant. Based on the number of shares listed in the Registrant's recent Form 10-K, Mr. Greenberg will contribute 5,902,200 shares of Common Stock and will retain 655,800 (plus the 100,000 shares which may be acquired pursuant to the exercise of vested stock options). No funds will be involved in this transaction. As a result Mr. Greenberg will hold approximately 4% (instead of 30.6%) of the issued and outstanding of the Registrant's Common Stock.

Pursuant to a lawsuit filed by Registrant in the Federal Court in Chicago, 1,952,000 shares of Common Stock held by William H. Buck is the subject of a court order restraining him from selling or transferring said shares until the further order of the court. Mr. Buck has recently filed a declaratory judgment suit in the same court in order to release 220,000 of such shares.

The Registrant intends to vigorously pursue its action against Mr. Buck and to vigorously defend the action just filed against the Registrant.


Item 2.    ACQUISITION OF ASSETS

On June 20, 1997, VISCORP (the "Company") entered into an agreement to acquire all of the outstanding capital stock of SKYSITE COMMUNICATIONS CORPORATION ("SKYSITE"). The transaction, which is expected to close shortly, is contingent upon the fulfillment of certain conditions by both of the parties. The Company will account for the acquisition as a purchase.

The Company will issue 750,000 shares of its common stock to the shareholders of SKYSITE, as well as options to purchase an additional 500,000 shares of its common stock at an exercise price of $.40 per share. SKYSITE is basically a telephone service provider utilizing certain satellite facilities centered over most of North and Central America, Hawaii and parts of the Pacific and Atlantic Oceans. Communications may be made in remote areas with equipment (a form of a small disc) which focuses on a satellite in this coverage area. The satellites are controlled by an unrelated entity to whom SKYSITE pays fees. Generally, the telephone equipment used by SKYSITE customers does not operate through the infrastructure of telephone lines which are under the aegis of the well recognized telephone companies. The equipment sold to SKYSITE customers for this type of service is significantly larger and more cumbersome, and costlier than most cellular telephones presently being used in the general market. The cost per minute is generally higher if within a particular country, but the rates may be lower if used in making international calls.


A person receiving a call from a SKYSITE customer is not necessarily required to have equipment that SKYSITE customers have. The current suppliers of the units used by SKYSITE customers are Westinghouse Electric and Mitsubishi. SKYSITE has entered into distributor agreements with both of these suppliers.

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Due, in part, to the fact that SKYSITE is a start up, it has not made any profit but has incurred losses. No assurances can be given that SKYSITE will ever become profitable. There also can be no assurance that the Company will acquire SKYSITE, and if so, upon the terms set forth in their present Agreement.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits
           ------------------------------------------------------------------


        EXHIBIT NO.                     DESCRIPTION


        2.1 Agreement and Plan of Reorganization, dated as of June 20, 1997, by and among the Registrant, Skysite and the shareholders of Skysite, amended *

        99.2 Audited Financial Statements for Skysite Communications Corporation for the years ended March 31, 1997 and 1996.

        99.3    Pro forma financial information



*  As previously filed

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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        U.S. DIGITAL COMMUNICATIONS, INC.
                                        (Registrant)


Date:  February 25, 1999                By: /s/  Robert J. Wussler
                                        -----------------------------------
                                                 Name:   Robert J. Wussler
                                                 Title:  Chairman

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